3-3-3 Steadfast Income REIT Acquires Three Kansas City Apartments

Exhibit 99.1

18100 Von Karman Avenue
Suite 500
Irvine, CA 92612
949.852.0700

NEWS RELEASE

Contact:    Jennifer Schmidt
Phone:        949.333.1721
Email:        jschmidt@steadfastcmg.com

STEADFAST INCOME REIT ACQUIRES
ESTANCIA APARTMENTS IN TULSA, OKLAHOMA

IRVINE, Calif., July 6, 2012 – Steadfast Income REIT, Inc. announced today the $27.9 million acquisition of Estancia, a 294-unit garden-style apartment community in Tulsa, Okla. The REIT now has 14 apartment communities with 3,100 units in six Midwestern states.
"We are pleased to have both Estancia and its nearby sister property, Sonoma Grande, in our portfolio of apartment communities.” said Rodney F. Emery, CEO and president of Steadfast. “We think these properties are well positioned in a market that outperformed the nation in employment growth in 2011, and was recently named one of the top five markets in the country to find a job.”
Estancia was built in 2006 and consists of 11 three‐story residential buildings set amongst a 14-acre site that affords residents ample open space and large floorplans. As of June 21 the garden-style property was 94% occupied with a mix of one-, two- and three-bedroom apartments that average a spacious 1,145 square feet and have in-place monthly rents that average $945.
Residents in the gated community enjoy amenities that include a resort-style swimming pool with cabanas and a heated spa; a fitness center; a dog park; a playground; and a media center and game room. In-unit amenities include nine‐foot ceilings; ceramic tile kitchens, bathrooms and foyers; full‐size washer and dryer, stainless finish appliances and flat-top stove; walk-in closets and private balconies or sunrooms. In addition, many units have attached or detached garages, jetted garden tubs and separate showers with glass doors.

2-2-2 Steadfast Income REIT Acquires Estancia Apartments

Estancia is located in a high-income submarket approximately 15 miles southeast of downtown Tulsa, and is served by the Union Public Schools system, which typically ranks among the best in the state.
The Tulsa submarket is expected to continue outperforming the nation in job growth for the next two years, thanks to a diverse economy including oil and energy sectors, aerospace, telecommunications, manufacturing, construction, technology, healthcare, education and transportation. The local economy benefits from the presence of two Fortune 500 companies – Oneok and Williams – and other major employers including American Airlines, AT&T, Bank of Oklahoma Financial and Blue Cross Blue Shield of Oklahoma, among others.
About Steadfast Income REIT
Steadfast Income REIT is a real estate investment trust that intends to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties. Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment companies that acquire, develop and manage real estate in the U.S. and Mexico.
This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Income REIT, Inc.’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

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